Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 19, 2022, among The GEO Group, Inc., a Florida corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and Regions Bank (successor to Wells Fargo Bank, National Association), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of March 19, 2013, as supplemented by a supplemental indenture, dated as of June 27, 2014, in each case, among the Issuer, the Guarantors party thereto and the Trustee (as so supplemented, the “Indenture”), providing for the issuance of 5.125% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Issuer has offered to (i) exchange any and all of the outstanding Notes from the registered holders (the “Holders”) of the Notes for new notes or cash, as applicable (the “Exchange Offer”) and, in conjunction with the Exchange Offer, has solicited consents from the Holders of the Notes to the amendments to the Indenture contained herein and (ii) pay for the consents from the Holders of the Notes (who do not tender their Notes in the Exchange Offer) to the amendments to the Indenture contained herein (such payment, together with the solicited consents in connection with the Exchange Offer, the “Consent Solicitation”), in each case, upon the terms and subject to the conditions as set forth in the Registration Statement on Form S-4, filed with the Securities and Exchange Commission on July 19, 2022, as amended on August 15, 2022, and declared effective on August 16, 2022 (as amended, the “Form S-4”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of at least a majority in aggregate principal amount of the outstanding Notes (the “Requisite Consents”);

WHEREAS, the Issuer has received the Requisite Consents to effect amendments to the Indenture as set forth in Article II hereof (the “Consented Amendments”), based on reports provided by D.F. King & Co., Inc., as information agent and exchange agent in the Exchange Offer and Consent Solicitation, and has delivered such Requisite Consents to the Trustee;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Issuer and the Guarantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, this Supplemental Indenture shall be effective upon its signing by the parties hereto, but the provisions of Article II and Article III will not become operative (the “Operative Date”) unless and until, and concurrently with the occurrence of, (i) the issuance of the applicable series of new notes issued by The GEO Group, Inc., as exchange notes issuer (the “Exchange Notes Issuer”), (ii) payment of cash, as applicable (the “Consideration”), in the Exchange Offer in exchange for all Notes validly tendered and not validly withdrawn and that are accepted for exchange, on the settlement date of the Exchange Offer and the payment to Holders not participating in the Exchange Offer who validly delivered (and did not validly revoke) their consent and that are accepted, as applicable (the “Settlement Date”) and (iii) the Issuer informs the Trustee in writing that all other conditions to consummation of the Refinancing Transactions (as defined in Article II) have been satisfied or waived in accordance with the terms of the Prospectus (as defined in the Form S-4) and the Support Agreement (as defined in the Form S-4) (clauses (i), (ii) and (iii), collectively, the “Operative Date Conditions”);

WHEREAS, if the Exchange Offer has been terminated or withdrawn, or if upon the Settlement Date of the Exchange Offer, the Operative Date Conditions have not been satisfied, the provisions of Article II and Article III hereof shall not become operative, this Supplemental Indenture shall be deemed automatically terminated and the Indenture will remain in effect in its current form;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01 DEFINED TERMS. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.

ARTICLE II

CONSENTED AMENDMENTS

Section 2.01 AMENDMENTS TO CERTAIN PROVISIONS OF THE INDENTURE. Subject to Section 4.02 hereof, the following Sections of the Indenture are hereby amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:

The following definitions are hereby added or replaced, as applicable, to Section 1.01 of the Indenture:

“2017 Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2017, by and among the Company, GEO Corrections Holdings, Inc., the Australian borrowers referred to therein, Alter Domus Products Corp. (as successor to BNP Paribas), as administrative agent and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the New Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“2028 Private Exchange Notes” means the 9.500% Senior Secured Second Lien Notes due 2028 issued by the Company in a private exchange on the New Notes Issue Date, pursuant to the 2028 Private Exchange Notes Indenture.

“2028 Private Exchange Notes Indenture” means the indenture, to be dated as of the New Notes Issue Date, by and among the Company, the New Notes Initial Guarantors, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“2028 Private Exchange Notes Trustee” means Ankura Trust Company, LLC, in its capacity as trustee under the 2028 Private Exchange Notes Indenture.

“Acquired Business” means any Facility, Person or business (including, in each case, any collection of assets comprising such Facility, Person or business) that is the subject of a Permitted Acquisition or any other acquisition permitted by the Indenture.

“Additional Refinancing Amount” means, in connection with the incurrence of any Permitted Refinancing Indebtedness, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums and original issue discount), accrued and unpaid interest, expenses, defeasance costs and fees in respect thereof.

“Adjusted EBITDA” means, for any period, (a) EBITDA for such period minus (b) the amount, if a positive number, by which the amount of such EBITDA attributable to Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) minus Non-Recourse Debt Service of Unrestricted Subsidiaries, Ravenhall Project Subsidiaries or Other Consolidated Persons (including any public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person) exceeds 20% of such EBITDA.

“Capital Lease” means any lease of any property by the Company, any of its Subsidiaries or any Other Consolidated Person, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Security Documents and all of the other property and rights that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Second Lien Collateral Trustee.

“Credit Agreement Exchange” means the exchange with certain revolving credit lenders and term lenders (the “Credit Agreement Supporting Holders”) under the 2017 Credit Agreement to exchange the Credit Agreement Supporting Holders’ revolving credit loans and commitments and term loans, respectively, under the 2017 Credit Agreement for a combination of cash and new loans under the Exchange Credit Agreement.

“Credit Agreements” means the 2017 Credit Agreement and the Exchange Credit Agreement.

“Designated Representative” means, with respect to any series of Secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under an indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“EBITDA” means, for any period, Net Income for such period plus the sum of the following determined on a consolidated basis, without duplication, for the Company and its Subsidiaries and Other Consolidated Persons in accordance with GAAP: (a) the sum of the following to the extent deducted in determining Net Income: (i) income and franchise taxes, (ii) Interest Expense (excluding Interest Expense attributable to the Ravenhall Project Subsidiaries or any similar public-private partnership of the Company or its Subsidiaries that is an Other Consolidated Person), (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), (iv) non-recurring, extraordinary or unusual charges and expenses, including in respect of restructuring or integration costs or premiums paid in connection with the redemption of Indebtedness, and (v) an amount (not exceeding an amount equal to 15% of Adjusted EBITDA for the period of four fiscal quarters of the Company most recently ended prior to the calculation of such amount for which financial statements are available) equal to the aggregate amount of start-up and transition costs incurred during such period in connection with Facilities and operations; less (b) to the extent added in determining Net Income, any extraordinary gains. If any Permitted Acquisition is consummated at any time during a period for which EBITDA is calculated, EBITDA for such period shall be calculated on a pro forma basis and, to the extent deducted in determining Net Income for such period, the amount of transaction costs and expenses and extraordinary charges relating to such Permitted Acquisition (or relating to any acquisition consummated by the acquired entity prior to the closing of such Permitted Acquisition but during the period of computation), as the case may be, shall be added to EBITDA for such period.

“Exchange Credit Agreement” means that certain Credit Agreement, dated as of the New Notes Issue Date, by and among the Company, GEO Corrections Holdings, Inc., Alter Domus Products Corp., as administrative agent, and the lenders who are, or may from time to time become, a party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (and/or amended and restated) as of the date of the New Indenture and as may be further amended (and/or amended and restated), modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).

“Exchange Offers” means the exchange of the Notes and the 5.875% Senior Notes due 2024 for the consideration listed in the table on the cover of the Prospectus filed with the Securities and Exchange Commission dated August 16, 2022.

“Facility” means a correctional, detention, mental health or other facility the principal function of which is to carry out a Permitted Business.

“First Lien/Second Lien Intercreditor Agreement” means the First Lien/Second Lien Intercreditor Agreement, to be dated the New Notes Issue Date, among the agents for the lenders under the 2017 Credit Agreement and the Exchange Credit Agreement and the Second Lien Collateral Trustee and acknowledged by the Company and the Guarantors.

“First Lien Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all First Lien Secured Obligations of the Company and its Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended fiscal quarter prior to such date.

“First Lien Secured Obligations” means the Obligations under (i) the Credit Agreements and (ii) any other Indebtedness secured on a pari passu first lien basis with such Obligations; provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

“Form S-4” means the registration statement on Form S-4 as filed with the Securities and Exchange Commission, on July 19, 2022, as amended on August 15, 2022 and declared effective on August 16, 2022.

“GAAP” means generally accepted accounting principles in the United States of America, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board Accounting Standards ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“GEO HQ” means that certain real property located in Boca Raton, Florida described on Schedule I to Amendment No. 1 to the 2017 Credit Agreement (under the heading “GEO Group, Inc. Headquarters Property”), together with all improvements thereto and furniture, fixtures and equipment located therein, in each case owned by any of the Company and the Restricted Subsidiaries.

“Government Contract” means a contract between the Company or any Restricted Subsidiary and a Governmental Authority located in the United States or all obligations of any such Governmental Authority as account debtor arising under any Account (as defined in the UCC) now existing or hereafter arising owing to the Company or any Restricted Subsidiary.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Installment Sale” means any sale of a property by the Company, any of its Subsidiaries or any Other Consolidated Person, as seller, that should, in accordance with GAAP, be classified and accounted for as an installment sale on a consolidated balance sheet of the Company, its Subsidiaries and the Other Consolidated Persons.

“Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries and Other Consolidated Persons (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest and fees in respect of Indebtedness (including the interest component of any payments in respect of Capital Leases and Synthetic Leases accounted for as interest under GAAP) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (c) interest income (excluding interest income in respect of Capital Leases and Installment Sales) during such period (whether or not actually received during such period).

“New Indenture” means the indenture, to be dated as of the New Notes Issue Date, by and among the Company, the New Notes Initial Guarantors and Ankura Trust Company, LLC, with respect to the New Notes.

“New Notes” means the Company’s newly issued 10.500% Senior Second Lien Secured Notes due 2028 in connection with the Exchange Offers.

“New Notes Initial Guarantors” means the Company’s Restricted Subsidiaries that guarantee the Company’s obligations under the Exchange Credit Agreement.

“New Notes Issue Date” means the date on which the New Notes are initially issued.

“Non-Recourse” means, with respect to any Indebtedness or other obligation and to any Person, that such Person has not Guaranteed or provided credit support of any kind (including a “Keepwell” arrangement) with respect to such Indebtedness or other obligation, and is not otherwise liable, directly or indirectly, for such Indebtedness or other obligation, and that any action or inaction by such Person, including, without limitation, any default by such Person on its own Indebtedness or other obligations, will not result in any default, event of default, acceleration, or increased financial or other obligations, under or with respect to such Indebtedness or other obligation; provided that any Indebtedness or other obligation of any Unrestricted Subsidiary or Other Consolidated Person that would otherwise be Non-Recourse to the Company and the Restricted Subsidiaries shall not be Non-Recourse to the Company and the Restricted Subsidiaries solely due to (A) any investment funded at the time or prior to the incurrence of such Indebtedness or other obligation or (B) the assignment by the Company or any Restricted Subsidiary of its rights under any Government Operating Agreement to secure Indebtedness of an Unrestricted Subsidiary, or Indebtedness or other obligations of any Other Consolidated Person, related to such Government Operating Agreement.

“Non-Recourse Debt Service” means, with respect to any Person, for any period, the sum of, without duplication (a) the net interest expense of such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries, determined for such period, without duplication, on a consolidated or combined basis, as the case may be, in accordance with GAAP, (b) the scheduled principal payments required to be made during such period by such Person with respect to Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries and (c) rent expense for such period associated with Indebtedness that is Non-Recourse to the Company and the Restricted Subsidiaries.

“Other Consolidated Persons” means Persons, none of the Equity Interests of which are owned by the Company or any of its Subsidiaries, whose financial statements are required to be consolidated with the financial statements of the Company in accordance with GAAP.

“Permitted Acquisition” means an acquisition by the Company or a Restricted Subsidiary of a Facility, all of the Equity Interests of a Person or all or substantially all of the assets and related rights constituting an ongoing business, in each case primarily constituting a Permitted Business, and, in each case, where each of the following conditions is satisfied:

(1) at the time of such acquisition, both before and immediately after the consummation thereof, no default or Event of Default shall have occurred and be continuing;

(2) unless the consideration paid for such acquisition (including, without duplication, the assumption of Indebtedness and aggregate amount of Indebtedness of the subject of such acquisition remaining outstanding after the consummation thereof) is less than $15,000,000, Subject EBITDA for the period of four fiscal quarters of the proposed Acquired Business ended most recently before the consummation of such acquisition, was greater than zero;

(3) the Total Leverage Ratio and Senior Secured Leverage Ratio on the last day of the period of four fiscal quarters of the Company ended most recently before the consummation of such acquisition for which financial statements are available, calculated on a pro forma basis as if the acquisition had occurred on the first day of such period, and giving pro forma effect to all payments, prepayments, redemptions, retirements, sinking fund payments, and borrowings, issuances and other incurrences, of Indebtedness from and after such date through and including the date of the consummation of such acquisition, is at least 0.25x below the Total Leverage Ratio and Senior Secured Leverage Ratio, respectively, required to be maintained pursuant to the following covenants on such day;

(i) The Company will not permit the Total Leverage Ratio on the last day of any of the Company’s fiscal quarters to exceed 6.50 to 1.00.

(ii) The Company will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending prior to December 31, 2025 to exceed 4.75 to 1.00 and will not permit the Senior Secured Leverage Ratio on the last day of any of the Company’s fiscal quarters ending on or after December 31, 2025 to exceed 3.75 to 1.00.

(4) such acquisition shall be consummated such that, after giving effect thereto, the subject of such acquisition shall be one or more Guarantors or (to the extent constituting assets that are not Persons) shall be acquired directly by the Company and/or one or more Guarantors and shall constitute Collateral; and

(5) such acquisition of Equity Interests was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by or on behalf of, the Company or a Restricted Subsidiary.

“Permitted Bond Hedge Transaction” means (a) any call option or capped call option (or substantively equivalent derivative transaction) on the common stock of the Company purchased by the Company or any of its Subsidiaries in connection with an incurrence of Permitted Convertible Indebtedness and (b) any call option or capped call option (or substantively equivalent derivative transaction) replacing or refinancing the foregoing;

provided that (x) the sum of (i) the purchase price for any Permitted Bond Hedge Transaction occurring after the New Notes Issue Date plus (ii) the purchase price for any Permitted Bond Hedge Transaction it is refinancing or replacing, if any, minus (iii) the cash proceeds received upon the termination or the retirement of the Permitted Bond Hedge Transaction it is replacing or refinancing, if any, less (y) the sum of (i) the cash proceeds from the sale of the related Permitted Warrant Transaction plus (ii) the cash proceeds from the sale of any Permitted Warrant Transaction refinancing or replacing such related Permitted Warrant Transaction, if any, minus (iii) the amount paid upon termination or retirement of such related Permitted Warrant Transaction, if any, does not exceed the net cash proceeds from the incurrence of the related Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries (which may be Guaranteed by the Guarantors) permitted to be incurred pursuant to Section 4.09 that is (1) convertible into or exchangeable for common stock of the Company (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (2) sold as units with call options, warrants, rights or obligations to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Company and/or cash (in an amount determined by reference to the price of such common stock).

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Warrant Transaction” means any call options, warrants or rights to purchase (or substantively equivalent derivative transactions) on common stock of the Company purchased or sold by the Company or any of its Subsidiaries substantially concurrently with a Permitted Bond Hedge Transaction.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Exchange” means the exchange with certain holders of the Company’s 6.000% Senior Notes due 2026 of approximately $239.1 million aggregate principal amount of the 6.000% Senior Notes due 2026 for $239.1 million aggregate principal amount of the 2028 Private Exchange Notes.

“Ravenhall Project Subsidiaries” means, collectively, GEO Australasia Holdings Pty Ltd, GEO Australasia Finance Holdings Pty Ltd, GEO Australasia Finance Holding Trust, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Trust, GEO Ravenhall Finance Trust, Ravenhall Finance Co. Pty Ltd, and any direct or indirect subsidiary of the foregoing entities, in each case to the extent a Subsidiary of the Company.

“Refinancing Transactions” means “Refinancing Transactions” as defined in the Form S-4.

“Second Lien Collateral Trust Agreement” means the collateral trust agreement, dated as of the New Notes Issue Date (as amended, restated, supplemented or otherwise modified), among the Company, the Guarantors, the 2028 Private Exchange Notes Trustee and the Second Lien Collateral Trustee.

“Second Lien Collateral Trustee” means Ankura Trust Company, LLC, in its capacity as collateral trustee for the Second Priority Secured Parties under the Second Lien Collateral Trust Agreement, together with its successors and assigns in such capacity.

“Second Lien Secured Obligations” means the Obligations under the New Indenture and any other Indebtedness secured on a pari passu second lien basis with the Obligations under the New Notes (including the Obligations under the 2028 Private Exchange Notes); provided that such Indebtedness is expressly permitted to be so incurred, secured and guaranteed on such basis by the then-existing documents governing the First Lien Secured Obligations and the Second Lien Secured Obligations and the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement.

“Second Priority Secured Parties” means the “Secured Parties” as defined in the Second Lien Collateral Trust Agreement.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture, dated as of August 19, 2022, among the Company, the Guarantors and the Trustee.

“Secured Indebtedness” means any Indebtedness of the Company or any of the Restricted Subsidiaries secured by a Lien.

“Security Documents” has the meaning set forth in the Second Lien Collateral Trust Agreement.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) the result of (i) the aggregate outstanding principal amount of all secured Indebtedness of the Company and the Restricted Subsidiaries on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company ending on the most recently ended prior to such date.

“Subject EBITDA” means, for any period, for any Acquired Business, the sum of the following for such period (calculated without duplication on a consolidated basis for such Acquired Business and its Subsidiaries to the fullest extent practicable in accordance with GAAP (and, if such Acquired Business consists of assets rather than a Person, as if such Acquired Business were a Person)) (a) net operating income (or loss) plus (b) the sum of the following to the extent deducted in determining such net operating income: (i) income and franchise taxes, (ii) interest expense, (iii) amortization, depreciation and other non-cash charges (excluding insurance reserves), and (iv) extraordinary losses.

“Synthetic Leases” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money Indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Total Leverage Ratio” means, on any date, the ratio of (a) the result of the following calculation: (i) the aggregate outstanding principal amount of all Indebtedness of the Company, its Subsidiaries and the Other Consolidated Persons on such date (calculated on a consolidated basis without duplication in accordance with GAAP) minus (ii) the sum of (x) the aggregate amount (not less than zero) of Unrestricted Cash on such date plus (y) the aggregate outstanding principal amount of all Indebtedness of the Unrestricted Subsidiaries and the Other Consolidated Persons on such date that is Non-Recourse to the Company and the Restricted Subsidiaries plus (z) to the extent included in the calculation under the clause (a)(i) of this definition, the undrawn amount of all outstanding letters of credit on such date to (b) Adjusted EBITDA for the period of four fiscal quarters of the Company and the Restricted Subsidiaries ending on the most recently ended prior to such date.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Cash” means cash and Cash Equivalents held by the Company and its Subsidiaries that are not subject to any Lien or preferential arrangement in favor of any Person to protect such Person against loss and are not part of any funded reserve established by the Company or any of its Subsidiaries required by GAAP.

The following clauses in the definition of Permitted Debt in Section 4.09(b) of the Indenture are hereby amended and restated as follows:

“(i) the incurrence by the Company and any Restricted Subsidiary of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the sum of the principal amount outstanding and revolving commitments under the Exchange Credit Agreement and the 2017 Credit Agreement on the New Notes Issue Date, after giving effect to the Refinancing Transactions, and with such amount being permanently reduced dollar-for-dollar by the principal amount of any Indebtedness outstanding under the Exchange Credit Agreement as of the New Notes Issue Date that is permanently prepaid pursuant to any mandatory prepayment provisions thereunder;

(v) the incurrence by the Company or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under clauses (ii), (iii), (v) or (xxiii) of this Section 4.09(b);”

The following clauses are hereby added to the definition of Permitted Debt in Section 4.09(b) of the Indenture:

“(xvii) the incurrence by the Company and any Restricted Subsidiary of unsecured Indebtedness (i) for borrowed money or (ii) incurred in respect of letters of credit facilities of the Company or any Restricted Subsidiary; provided that (a) any Indebtedness incurred under this clause (xvii) will have a scheduled maturity date that is later than the scheduled maturity date of the 2028 Private Exchange Notes and (b) the Total Leverage Ratio immediately after giving pro forma effect to the incurrence of such Indebtedness will be no greater than the lesser of (x) the Total Leverage Ratio immediately before giving pro forma effect to the incurrence of such Indebtedness plus 1.25 to 1.00 and (y) 5.00 to 1.00;

(xviii) the incurrence by the Company and any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xviii), not to exceed (a) $215.0 million of Indebtedness at any one time outstanding, plus (b) an additional $125.0 million if the First Lien Secured Leverage Ratio, immediately after giving pro forma effect to the incurrence of such Indebtedness, would be no greater than 2.00x (plus, in the case of any Permitted Refinancing Indebtedness, the Additional Refinancing Amount); provided that availability under this clause (xviii)(b) will be reduced by up to $50.0 million, on a dollar-for-dollar basis, on account of any prepayment or repayment of the Notes or the Company’s 5.875% Senior Notes due 2024 in excess of $200.0 million from (x) cash from operations and (y) cash proceeds from the 2017 Credit Agreement;

(xix) the incurrence by the Company and any Guarantor of additional Indebtedness that is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xix), not to exceed $50.0 million at any one time outstanding; provided that availability under this clause (xix) will be reduced on a dollar-for-dollar basis on account of any Indebtedness incurred pursuant to clause (xxii);

(xx) the incurrence by the Company and any Restricted Subsidiary of Indebtedness to finance the acquisition, construction or improvement of the GEO HQ, Guarantees by the Company or any Restricted Subsidiary of any such Indebtedness, and extensions, renewals and replacements of any such Indebtedness and Guarantees that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (xx), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, shall not exceed $50.0 million at any one time outstanding;

(xxi) Indebtedness consisting of obligations under any Permitted Convertible Indebtedness Call Transaction;

(xxii) the incurrence by the Company and any Guarantor of additional Indebtedness on or before October 15, 2024 that is secured by a Lien on the Collateral that is junior to the 2017 Credit Agreement and the Exchange Credit Agreement and senior to the New Notes and the 2028 Private Exchange Notes in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xxii), not to exceed $107.0 million minus the principal amount of the New Notes issued in exchange for the Company’s 5.125% Senior Notes due 2023, at any one time outstanding; provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement; and

(xxiii) the incurrence by the Company and any Guarantor of the New Notes and the 2028 Private Exchange Notes.”

The following clauses in the definition of Permitted Liens in Section 1.01 of the Indenture are hereby amended and restated as follows:

“(1) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations under (i) Credit Facilities incurred pursuant to clause (i) of Section 4.09(b), (ii) the New Notes and any Permitted Refinancing Indebtedness thereof and (iii) the 2028 Private Exchange Notes and any Permitted Refinancing Indebtedness thereof, in each case that were permitted to be incurred by the terms of the Indenture;”

The following clauses are hereby added to the definition of Permitted Liens in Section 1.01 of the Indenture:

“(21) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Company or any Restricted Subsidiary with respect to any Permitted Acquisition;

(22) [Reserved];

(23) Liens securing Indebtedness and other Obligations under clause (xi) of Section 4.09(b);

(24) Liens securing Indebtedness and other Obligations under clause (xviii) of Section 4.09(b); provided that the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement.

(25) Liens securing Indebtedness and other Obligations under clause (xix) of Section 4.09(b); provided that (i) such Indebtedness is secured by a Lien that is pari passu with the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement and the Second Lien Collateral Trust Agreement ;

(26) Liens securing Indebtedness and other Obligations under clause (xxii) of Section 4.09(b); provided that (i) such Indebtedness is secured by a Lien that is (x) junior to the Liens securing the 2017 Credit Agreement and the Exchange Credit Agreement and (y) senior to the Liens securing the New Notes and the 2028 Private Exchange Notes and (ii) the holders of such Indebtedness or their Designated Representative shall have become party to the First Lien/Second Lien Intercreditor Agreement;

(27) the assignment of rights under any Government Contract (other than any material Government Contract) by the Company or any of its Restricted Subsidiaries to secure Indebtedness and other Obligations of any Unrestricted Subsidiary related to such Government Contract related to contracts specifically connected to the facility owned by such Unrestricted Subsidiary; and

(28) Liens securing Indebtedness and other Obligations under clause (xxiii) of Section 4.09(b).”

The following clause is hereby added to Section 4.08(b) (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture:

“(xiv) the Refinancing Transactions.”

Section 2.03 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 2.03 Methods of Receiving Payments on the Notes.

If a Holder of Notes has given wire transfer instructions to the Company, the Company shall pay all principal, interest and premium and Liquidated Damages, if any, on that Holder’s Notes in accordance with those instructions. All other payments on Notes shall be made at the office or agency of the Paying Agent and Registrar within a state within the United States of America unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.”

Section 7.10 of the Indenture is hereby amended and restated in its entirety as follows:

“Section 7.10 Eligibility, Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).”

Section 2.02 AMENDMENTS TO CERTAIN DEFINITIONS. Subject to Section 4.02 hereof, Section 1.01 of the Indenture is hereby amended by deleting those definitions which appear solely in the text deleted from the Indenture pursuant to the amendments contained in Section 2.01 herein. All cross-references in the Indenture to sections and clauses deleted by this Article II shall also be deleted in their entirety.

ARTICLE III

AMENDMENTS TO THE NOTES

Section 3.01 The Notes include certain of the foregoing provisions from the Indenture that are to be deleted or amended pursuant to Article II hereof. Upon the Operative Date, such provisions from the Notes shall be deemed deleted or amended as applicable.

For purposes of Section 9.05 of the Indenture, the following shall constitute an appropriate notation regarding this Supplemental Indenture:

“Reference is hereby made to the Second Supplemental Indenture for a description of certain amendments to the Indenture that become operative as of the Operative Date (as defined in the Second Supplemental Indenture).”

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01 EFFECT OF SUPPLEMENTAL INDENTURE. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.

Section 4.02 EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided that the amendments to the Indenture and the Notes set forth in Article II and Article III hereof shall not become operative until the Operative Date. Prior to the Operative Date, the Issuer or the Guarantors may terminate this Supplemental Indenture upon written notice to the Trustee; provided that if the Exchange Offer has been terminated or withdrawn, or if upon the Settlement Date of the Exchange Offer, the Operative Date Conditions have not been satisfied, the provisions of Article II and Article III hereof shall not become operative, this Supplemental Indenture shall be automatically terminated and the Indenture will remain in effect in its current form. The Company shall notify the Trustee in writing upon satisfaction of the Operative Date Conditions and the occurrence of the Operative Date.

Section 4.03 NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.04 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to procedures approved by the Trustee. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

Section 4.05 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.06 FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Supplemental Indenture and the Indenture.

Section 4.07 THE TRUSTEE. This Supplemental Indenture is executed and delivered by at the direction of the Company by Regions Bank, not in its individual capacity but solely in its capacity as Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of such recitals are made solely by the Issuer and the Guarantors.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ISSUER:

The GEO Group, Inc.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

GUARANTORS:

GEO HOLDINGS I, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

GEO TRANSPORT, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, & Treasurer

GEO RE HOLDINGS, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, & Treasurer

CORRECTIONAL PROPERTIES PRISON FINANCE LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

PUBLIC PROPERTIES DEVELOPMENT AND LEASING LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Manager

CPT LIMITED PARTNER, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

[Signature Page to the 2023 Notes Supplemental Indenture]

CPT OPERATING PARTNERSHIP L.P.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

MUNICIPAL CORRECTIONS FINANCE, L.P.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

WBP LEASING, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CORRECTIONAL SYSTEMS, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

ADAPPT, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

ARAPAHOE COUNTY RESIDENTIAL CENTER, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

BROAD REAL ESTATE HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CCC WYOMING PROPERTIES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CCMAS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CEC INTERMEDIATE HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

CEC PARENT HOLDINGS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CEC STAFFING SOLUTIONS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CIVIGENICS MANAGEMENT SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CORNELL COMPANIES, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CORNELL CORRECTIONS MANAGEMENT, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

COMMUNITY CORRECTIONS, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

FENTON SECURITY, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO MCF LP, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

MINSEC COMPANIES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

MINSEC TREATMENT, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

GEO REENTRY OF ALASKA, INC. (F/K/A CORNELL CORRECTIONS OF ALASKA, INC.)

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, & Chief Financial Officer

CORNELL CORRECTIONS OF RHODE ISLAND, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, & Chief Financial Officer

CORNELL CORRECTIONS OF TEXAS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, & Chief Financial Officer

CIVIGENICS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CIVIGENICS-TEXAS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

COMMUNITY EDUCATION CENTERS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO OPERATIONS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

SECON, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO ACQUISITION II, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

BII HOLDING CORPORATION

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

BII HOLDING I CORPORATION

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

[Signature Page to the 2023 Notes Supplemental Indenture]

BEHAVIORAL HOLDING CORP.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

BEHAVIORAL ACQUISITION CORP.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

PROTOCOL CRIMINAL JUSTICE, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

B.I. INCORPORATED

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

BI MOBILE BREATH, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance

MCF GP, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

GEO MCF LP, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

CORRECTIONAL SERVICES CORPORATIONS, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO LEASING, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO SECURE SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO REENTRY SERVICES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

CORRECTIONAL PROPERTIES, LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO CORRECTIONS HOLDINGS, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO CC3 INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO CPM, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO/DEL/R/02, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

GEO/DEL/T/02, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO INTERNATIONAL SERVICES, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO MANAGEMENT SERVICES, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

GEO REENTRY, INC.

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President and Chief Financial Officer

CLEARSTREAM DEVELOPMENT LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to the 2023 Notes Supplemental Indenture]

HIGHPOINT INVESTMENTS LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

GEO CARE LLC

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

COMMUNITY ALTERNATIVES

By: Community Education Centers, Inc., Manager

By:	/s/ BRIAN R. EVANS
Name:	Brian R. Evans
Title:	Vice President, Finance and Chief Financial Officer

By:	/s/ SHAYN MARCH
Name:	Shayn March
Title:	Vice President and Treasurer

[Signature Page to the 2023 Notes Supplemental Indenture]

TRUSTEE:

Regions Bank

By:	/s/ CRAIG KAYE
Name:	Craig Kaye
Title:	Vice President

[Signature Page to the 2023 Notes Supplemental Indenture]